Exhibit 10.6

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD TN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

THIS ABSOLUTE ASSIGNMENT OF LEASES AND RENTS (“Assignment”) is made this 4th day of December, 2015, by Lazarus Refining & Marketing, LLC, a Delaware limited liability company (hereinafter called “Assignor”) to Sovereign Bank (hereinafter called “Assignee”);

WITNESSETH

Assignor, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid and other good and valuable consideration paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, does hereby absolutely and unconditionally GRANT, CONVEY, ASSIGN, TRANSFER and SET OVER unto Assignee the following:

A. All rights, title, interests, estates, powers, privileges, options and other benefits of Assignor in, to and under the lease agreements, rental agreements, storage agreements and other similar agreements which now or in the future, from time to time, cover or affect all or any portion of or interest in the land described in Exhibit “A” attached hereto and made a part hereof and the improvements (including, without limitation, the Storage Improvements) located thereon (said land and improvements hereinafter called the “Subject Property”) together with all renewals, extensions, modifications, amendments, subleases and assignments of such lease agreements (such lease agreements, renewals, extensions, modifications, amendments, subleases and assignments herein called the “Leases”); and

B. All of the rents, income, receipts, revenues, royalties, bonuses, issues, profits, receivables and other sums of money (hereinafter collectively called the “Rents”) that are now and/or at any time hereafter become due and payable to Assignor under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Subject Property or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security deposits, advance rents, daily rents or room charges, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Subject Property and all of Assignor’s rights to recover monetary amounts from any lessee in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, under the Federal Bankruptcy Code, including specifically the immediate and continuing right to collect and receive each and all of the foregoing; and

C. Any and all guaranties of payment of the Rents.

This Assignment is made by Assignor to provide a direct and continuing source of payment (currently and in the future) of the following note, obligations, indebtedness and liabilities: (a) one certain promissory note of even date herewith in the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) made by Assignor and payable to the order of Assignee, with interest at the rate or rates therein provided, both principal and interest being payable as therein provided, and all amounts remaining unpaid thereon being finally due and payable nineteen (19) years from the date of the Note, and containing a provision for the payment of a reasonable additional amount as attorney’s fees, and all other notes given in substitution therefore or in modification, increase, renewal or extension thereof, in whole or in part, such note and all other notes given in substitution therefore or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter called the “Note”; and (b) all indebtedness now or hereafter incurred or arising pursuant to the provisions of, or secured by, (i) a second lien Deed of Trust, Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing made by Lazarus Energy to Robert Blount, as Trustee, for the benefit of Assignee, and (ii)  a first lien Leasehold Deed of Trust, Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing made by Assignor to Robert Blount, as Trustee, for the benefit of Assignee (collectively, the “Deed of Trust”), in each case to secure the payment of the Note and covering the Subject Property and certain other property described therein; SUBJECT, HOWEVER, to the terms, provisions and conditions set forth in this Assignment.

1. Assignor hereby represents and warrants unto Assignee that Assignor is the sole owner of the entire lessor’s interest in the Leases and has good title and good right to assign the Leases and Rents hereby assigned and no other person or entity has any right, title or interest therein; that Assignor has duly and punctually performed all of the terms, covenants, conditions and warranties of the Leases that were to be kept, observed and performed by it; that Assignor has not at any time prior to the date hereof exercised any right to subordinate any Lease to any deed of trust or mortgage or any other encumbrance of any kind; that Assignor has not executed any prior assignments of the Leases or the Rents thereunder; that no Rents reserved in any Lease have been anticipated and no Rents for any period subsequent to the date of this Assignment have been collected in advance of the time when the same became due under the terms of the applicable Lease; that Assignor has performed no act or executed any other instrument which might prevent Assignee from enjoying and exercising any of its rights and privileges evidenced hereby; that each of the Leases is valid and subsisting and in full force and effect and unmodified; that there exists no defense, counterclaim or set-off to the payment of the Rents under the Leases; and that there are no defaults now existing under the Leases and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default.

2. Assignor agrees that, so long as the indebtedness evidenced by the Note or any part thereof or any other indebtedness secured by the Deed of Trust shall remain unpaid, Assignor will make no assignment, pledge or disposition of the Leases or the Rents thereunder; nor will Assignor subordinate any of the Leases to any deed of trust or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; nor will Assignor reduce the Rents payable under any of the Leases, modify, alter or amend the Leases or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any lessee under any Lease of and from any obligations, covenants, conditions and agreements, to be kept, observed and performed by the lessee, including the obligation to pay the Rents thereunder in the manner and at the place and time specified therein; nor will Assignor incur any indebtedness to a lessee under or guarantor of any Lease which may under any circumstance be used as an offset against the Rents or other payments due under said Lease; nor will Assignor exercise any option required or permitted by the terms of any of the Leases without the prior written consent of Assignee; nor will Assignor receive or collect any Rents from any present or future lessee of the Subject Property or any part hereof except in trust for Assignee and then only for such periods not to exceed one month in advance of the date on which such payment is due; nor will Assignor cancel or terminate any of the Leases, accept a surrender thereof, commence an action of ejectment or any summary proceedings for dispossession of a lessee under any of the Leases, or convey or transfer or suffer of permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of any lessee thereunder; nor will Assignor consent to an assignment or sublease of the interest and estate of any lessee under any of the Leases, whether or not in accordance with its terms; nor will assignor modify or change the terms of any guaranty of any of the Leases or cancel or terminate such guaranty; nor will Assignor enter into additional leases covering any portion of the Subject Property, or renew or extend the term of any Lease unless an option therefore was originally reserved by the lessee in the Lease for a fixed and definite rental, or relocate or expand the floor space of any lessee under a Lease within the Subject Property, without first having obtained the written consent of Assignee; and any such acts, if done or permitted to be done without the prior written consent of Assignee, shall be null and void.

3. Assignor covenants with Assignee, for so long as the indebtedness evidenced by the Note or any part thereof or any other indebtedness secured by the Deed of Trust shall remain unpaid, to observe and perform duly and punctually all the obligations imposed upon any lessor under the Leases and not to do or permit to be done anything to materially impair the value thereof; to enforce the performance of each and every term, provision, covenant, agreement and condition in the Leases to be performed by any lessee thereunder; to appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases, or the obligations, liabilities or duties of Assignor or any lessee under the Leases and, upon request by Assignee, to make appearance in the name and on behalf of Assignee, but at the expense of Assignor; to exercise any option or election contained in or relating to any of the Leases which Assignee shall require; at Assignee’s request to assign and transfer to Assignee by specific Assignment of Leases and Rents, in the form of this Assignment, any and all subsequent Leases upon all or any part of the Subject Property (it being understood and agreed that no such specific assignment shall be required for such subsequent Leases to be covered by and included within this Assignment as provided herein); to deliver to Assignee executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Subject Property; and to execute and deliver at the request of Assignee all such further assurances and assignments in the premises covered by the Leases or Rents as Assignee shall from time to time require and to deliver other records and instruments, including but not limited to rent rolls and books of account, that Assignee shall from time to time require.

4. Assignor may collect Rents on behalf of Assignee until the occurrence of a default specified in the Deed of Trust and the issuance by Assignee of a notice of such default (hereinafter called a “Notice of Default”) to the lessees under the Leases.  Upon receipt from Assignee of a Notice of Default, each lessee under the Leases is hereby authorized and directed to pay directly to Assignee all Rent thereafter accruing and the receipt of Rent by Assignee as provided herein shall be a release of such, lessee to the extent of all amounts so paid.  The receipt by a lessee under the Leases of a Notice of Default shall be sufficient authorization for such lessee to make all future payments of Rents directly to Assignee and each such lessee shall be entitled to rely on such Notice of Default and shall have no liability to Assignor for any Rents paid to Assignee after receipt of such Notice of Default.  Rents received by Assignee after giving a Notice of Default for any period prior to foreclosure under the Deed of Trust or acceptance of a deed in lieu of such foreclosure shall be applied by Assignee to the Payment (in such order as Assignee shall determine) of: (a) all expenses of managing the Subject Property, including but not limited to the salaries, fees and wages of a managing agent and such other employees as Assignee may deem necessary or desirable; all expenses of operating and maintaining the Subject Property, including but not limited to all taxes, assessments, charges, claims, utility costs and premiums for insurance, and the cost of all alterations, renovations, repairs or replacements; all expenses incident to taking and retaining possession of the Subject Property and/or collecting the Rents due and payable under the Leases; and (b) the Note and other indebtedness secured by the Deed of Trust, principal, interest, attorney’s and collection fees and other amounts, in such order as Assignee in its sole discretion may determine.  In no event will this Assignment reduce the indebtedness evidenced by the Note or otherwise secured by the Deed of Trust, except to the extent, if any, that Rents are actually received by Assignee and applied upon (after said receipt) to such indebtedness in accordance with the preceding sentence.  Without impairing its rights hereunder, Assignee may, at its option, at any time and from time to time, release to Assignor Rents so received by Assignee or any part thereof.  As between Assignor and Assignee, and any person claiming by, through or under Assignor, other than any lessee under the Leases who has not received a Notice of Default pursuant to this Paragraph, this Assignment is intended to be absolute, unconditional and presently effective and the provisions of this Paragraph for notification of lessees under the Leases upon the occurrence of a default specified in the Deed of Trust are intended solely for the benefit of each such lessee and shall never inure to the benefit of Assignor or any person claiming by, through or under Assignor (other than a lessee who has not received such notice).  It shall never be necessary for Assignee to institute legal proceedings of any kind whatsoever to enforce the provisions of this Paragraph or this Assignment.

5. Assignor covenants that at any time during which Assignor is receiving Rents directly from lessees under the Leases, Assignor shall, upon receipt of written direction from Assignee, make demand and/or sue for all Rents due and payable under one or more Leases, as directed by Assignee, as it becomes due and payable, including Rents which are past due and unpaid.  In the event Assignor fails to take such action, or at any time during which Assignor is not receiving Rents directly from lessees under the Leases, Assignee shall have the right (but shall be under no duty) to demand, collect and sue for, in its own name or in the name of Assignor, all Rents due and payable under the Leases, as it becomes due and payable, including Rents which are past due and unpaid.

6. Assignor agrees that Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to let the Subject Property, or any part thereof, or from any other act or omission of Assignee under or relating to the Leases, unless such loss is caused by the gross negligence or willful misconduct of Assignee, nor shall Assignee be obligated to perform or discharge any obligation, duty or liability under the Leases by reason of this Assignment or the exercise of rights or remedies hereunder.  Assignee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of, Rents under the Leases, but shall be accountable only for Rents that Assignee actually receives.  ASSIGNOR WILL INDEMNIFY AND HOLD HARMLESS ASSIGNEE (FOR PURPOSES OF THIS PARAGRAPH, THE TERM “ASSIGNEE” SHALL INCLUDE THE DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES AND AGENTS OF ASSIGNEE AND ANY PERSONS OR ENTITIES OWNED OR CONTROLLED BY, OWNING OR CONTROLLING, OR UNDER COMMON CONTROL OR AFFILIATED WITH ASSIGNEE) FROM AND AGAINST, AND REIMBURSE ASSIGNEE FOR, ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS OF APPEAL) INCURRED UNDER THE LEASES BY REASON OF THIS ASSIGNMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, OR WHICH MAY BE ASSERTED AGAINST ASSIGNEE BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN THE LEASES, INCLUDING SPECIFICALLY ANY OBLIGATION OR RESPONSIBILITY FOR ANY SECURITY DEPOSITS OR OTHER DEPOSITS DELIVERED TO ASSIGNOR BY ANY LESSEE UNDER ANY LEASE AND NOT ACTUALLY DELIVERED TO ASSIGNEE.  THE INDEMNITIES CONTAINED IN THIS PARAGRAPH SHALL INCLUDE CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) RESULTING FROM THE NEGLIGENCE OF ASSIGNEE, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ASSIGNEE.  The foregoing indemnities shall not terminate upon release or other termination of this Assignment.  Any amount to be paid under this Paragraph by Assignor to Assignee shall be a demand obligation owing by Assignor to Assignee, shall bear interest from the date such amount becomes due until paid at the rate of interest payable on matured but unpaid principal of or interest on the Note and shall be secured by the Deed of Trust and by any other instrument securing the Note.  This Assignment shall not operate to place responsibility upon Assignee for the control, care, management or repair of the Subject Property, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Assignee responsible or liable for any waste committed on the Subject Property by the tenants or by any other parties or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

7. Assignor agrees that this Assignment is primary in nature to the obligation evidenced and secured by the Note, the Deed of Trust and any other document given to secure and collateralize the indebtedness secured by the Deed of Trust and that any default under this Assignment is and shall be a default under the Deed of Trust.  Assignor agrees that Assignee may enforce this Assignment without first resorting to or exhausting any security or collateral securing the payment of the Note; provided however, that nothing herein contained shall prevent Assignee from suing on the Note, foreclosing the Deed of Trust or exercising any other right under any document securing the payment of the Note or at law or in equity.

8. Assignor covenants and agrees that so long as the indebtedness under the Note and Deed of Trust or any indebtedness secured by the Deed of Trust remain unpaid, in the event any lessee under the Leases should be the subject of any proceeding under the Federal Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any of the Leases assigned hereby, if any Lease is so rejected, no settlement for damages shall be made without the prior written consent of Assignee, and any check in payment of damages for rejection of any such Lease will be made payable to Assignee to the fullest extent permitted by law.  Assignor hereby assigns any such payment to Assignee and further covenants and agrees that upon the request of Assignee, it will duly endorse to the order of Assignee any such check, the proceeds of which will be applied to the Note and other indebtedness secured by the Deed of Trust, principal, interest, attorneys’ and collection fees and other amounts, in such order as Assignee in its sole discretion may determine.

9. Assignor agrees with Assignee that nothing contained herein and no act done or omitted by Assignee pursuant to the powers and rights granted Assignee hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Note and the Deed of Trust or a waiver or curing of any default hereunder or under the Note or the Deed of Trust, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms of the Note and the Deed of Trust.  The right of Assignee to collect said principal sum, interest and indebtedness and to enforce any security therefore hold by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

10. If the Note and all other indebtedness secured by the Deed of Trust are paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in the Deed of Trust and in this Assignment are kept and performed, then this Assignment shall become null and void and of no further force and effect but no lessee under the Leases shall be required to take notice of such termination until a copy of a release of the Deed of Trust and this Assignment shall have been delivered to such lessee.

11. Assignor agrees that Assignee may take or release any security for the payment of the Note and other indebtedness secured by the Deed of Trust, may release any party primarily or secondarily liable therefore and may apply any security held by it to the satisfaction of the Note and such other indebtedness secured by the Deed of Trust without prejudice to any of its rights under this Assignment.

12. Assignor agrees that Assignee may at any time and from time to time in writing (a) waive compliance by Assignor with any covenant herein made by Assignor to the extent and in the manner specified in such writing; (b) consent to Assignor doing any act which hereunder Assignor is prohibited from doing, or consent to Assignor failing to do any act which hereunder Assignor is required to do, to the extent and in the manner specified in such writing; or (c) release any part of the Subject Property and/or the Leases, or any interest therein, from this Assignment.  No such act shall in any way impair the rights of Assignee hereunder except to the extent specifically agreed to by Assignee in such writing.

13. Assignor agrees that the rights and remedies of Assignee hereunder shall not be impaired by any indulgence, including but not limited to (a) any renewal, extension or modification which Assignee may grant with respect to any indebtedness secured by the Deed of Trust, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Assignee may grant in respect of the Subject Property and/or the Leases and/or the Rents or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any indebtedness secured hereby .

14. Assignor agrees that a determination that any provision of this Assignment is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Assignment to arty person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

15. Assignor agrees that notwithstanding (a) the fact that any Lease or the leasehold estate created thereby may he held, directly or indirectly, by or for the account of any person or entity which shall have an interest in the fee estate of the Subject Property, (b) the operation of law or (c) any other event, lessee’s leasehold estate under such Lease shall not merge into the tee estate and the lessee shall remain obligated under such lease as assigned by this Assignment.

16. Assignor agrees and covenants with Assignee that this Assignment and the terms, provisions, representations and warranties herein contained shall be binding upon Assignor and Assignor’s successors and assigns, and all subsequent owners of the Subject Property and shall inure to the benefit of Assignee and Assignee’s successors and assigns, including all subsequent holders of the Note and the Deed of Trust.  All references in this Assignment to Assignor or Assignee shall he deemed to include all such successors and assigns of such respective party.

17. Assignor agrees that within this Assignment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall he held and construed to include the plural and words in the plural number shall he held and construed to include the singular, unless the context otherwise requires.

18. Assignor agrees that this Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

19. Assignor agrees and covenants with Assignee that this Assignment shall not be construed or deemed made for the benefit of any third party or parties.

20. This Assignment shall be construed in accordance with and shall be subject to the laws of the State of Texas without regard to principles of conflict of laws.

21. This Assignment contains the entire agreement concerning the assignment by Assignor of the Leases and the Rents thereunder between the parties hereto.  No variations, modifications or changes herein or hereof shall be binding upon any party hereto, unless set forth in a document duly executed by or on behalf of such party.

IN WITNESS WHEREOF, Assignor has executed this Assignment of Leases and Rents as of the date first above written.

Lazarus Refining & Marketing, LLC,

a Delaware limited liability company

By: Blue Dolphin Energy Company, a Delaware
corporation, its sole member

By: ___________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared Jonathan Pitts Carroll, Sr., President of Blue Dolphin Energy Company, a Delaware corporation, the sole member of Lazarus Refining & Marketing, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated, as the act of the entity for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of ___________________, 2015.

________________________________
NOTARY PUBLIC, State of Texas

My Commission Expires:

______________________

AFTER RECORDING RETURN TO:

Ronda K. Garrett
Sovereign Bank
17950 Preston Road, Suite 500
Dallas, TX 75252

EXHIBIT “A”

LEGAL DESCRIPTION

Being a 56.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas. Said 56.309 ACRE TRACT is that tract conveyed by Bill Klingemann, Substitute Trustee, to Notre Dame Investors, Inc, by Substitute Trustee’s Deed, in Volume 1159 at Page 609, dated May 06, 2003 and is comprised of all the tract called 51.30 acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 705 and all of a tract called 5.000 acres in conveyance from Notre Dame Refining Corporation to American Petro Chemical Corporation recorded in Volume 1049 at Page 651 of the Official Records of said county. Said 56.309 acre tract subsequently called 56.309 Acres in conveyance from Notre Dame Investors, Inc. to Lazarus Energy, L.L.C. recorded in Volume 1342 at Page 687 of the Official Public Records and being described by metes and bounds as follows:

BEGINNING at a one-half inch diameter rebar set with cap (B&A) marking the northwest corner of the tract herein described, same being the northwest corner of said 51.30 acre tract, northeast corner of a tract called Tract 2-B (41.245 acres) in Volume 685 at Page 101, lying in the south line of a tract called 7.654 acres in Volume 271 at Page 30, further described as lying in the south line of U.S. Highway No. 87; said point bears N 76° 16’ 00” E, 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 7.654 acre tract, along a segment of the south line of U.S. Highway 87, N 76° 16’ 00” E, 140.71 feet (called N 76° 16’ E, 140.0 feet – basis of bearing) to a one-half inch diameter rebar set with cap (B&A) marking a north corner of the tract herein described, same being the north corner of said 51.30 acre tract, northwest corner residue called 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described, same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres in Volume 1030 at Page 772 as follows:

S 13° 27’ 49” E, 208.63 feet (called S 13° 37’ E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

N 76° 26’ 34” E, 368.79 feet (called N 76° 29’ E, 368.4 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 28’ 28” E, 31.40 feet (called N 76° 49’ E, 31.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

S 13° 55’ 25” E, 238.17 feet (called S 14° 00’ E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said residue 640 acre tract,

N 76° 06’ 05” E, at 386.77 feet a one inch diameter iron pipe found and at, 388.52, (N 76° 16’ E, 388.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant corner of the tract herein described, same being the southeast corner of said residue 640 acre tract and

N 13° 36’ 45” W, at 1.84 feet a one inch diameter iron pipe found and at 446.92 feet (called N 13° 37’ W, 447.1 feet) to a one-half inch diameter rebar found marking a north corner of the tract herein described, same being the northeast corner of said 1.666 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE continuing with the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line of U.S. Highway 87 as follows:

N 76° 16’ 00” E, 275.15 feet (called N 76° 16’ E, 275.3 feet) to a railroad spike found in asphalt driveway,

N 81° 58’ 38” E, 100.50 feet (called N 82° 12’ E, 99.2 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 16’ 00” E, 800.00 feet (called N 76° 14’ E, 800.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 70° 33’ 22” E, 100.50 feet (called N 70° 43’ E, 101.2 feet) to a concrete right of way marker found broken, and

N 76° 16’ 00” E, 464.56 feet (in total called No record call, and N 75° 02’ 04” E, 278 feet) to a one-half inch diameter rebar set with cap (B&A) marking the northeast corner of the tract herein described, same being the northeast corner of said 5.000 acre tract, lying in the south line of said 7.654 acre tract, being the northwest corner of a tract called 200.008 acres in Volume 691 at Page 41; said point bears S 76° 16’ 00” W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said 5.000 acre tract and said 51.30 acre tract with that of said 200.008 acre tract as follows: S 13° 43’ 44” E, 783.78 feet (called S 15° 01’ E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence corner marking the east most southeast corner of the tract herein described, same being the southeast corner of said 5.000 acre tract, re-entrant corner of said 200.008 acre tract,

S 76° 16’ 39” W, 277.87 feet (called S 75° 02’ 04” W, 278 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said 5.000 acre tract, lying in the east line of said 51.30 acre tract and being a north corner of said 200.008 acre tract, and

S 13° 24’ 23” E, 261.29 feet (called S 13° 24’ E, 261.7 feet) to a four inch diameter iron pipe post fence corner marking the south most southeast corner of the tract herein described, same being the southeast corner of said 51.30 acre tract and re-entrant corner of said 200.008 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:

S 76° 08’ 20” W, 768.00 feet (called S 76° 10’ W, 768.0 feet) to a one-half inch diameter rebar set with cap (B&A), and

S 76° 15’ 20” W, 1619.78 feet (called S 76° 17’ W, 1619.8 feet) to a five-eighths inch diameter rebar found near a three way fence corner marking the southwest corner of the tract herein described, same being the southwest corner of said 51.30 acre tract, lying in the north line of said 200.008 acre tract and being the southeast corner of said 41.245 acre tract;

THENCE with the west line of the tract herein described, same being the common line of said 51.30 acre tract and said 41.245 acre tract as follows:

N 13° 57’ 38” W, 223.50 feet (called N 13° 55’ W, 223.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 13° 53’ 37” W, 373.70 feet (called N 13° 51’ W, 373.7 feet) to a fence post, and

N 13° 49’ 38” W, 449.84 feet (called N 13° 47’ W, 448.8 feet) to the PLACE OF BEGINNING and containing 56.309 ACRES OF LAND.